CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of The Royce Fund: Royce Total
Return Fund and Royce Equity Income Fund:

We consent to the incorporation by reference of our reports dated February 14, 1997 accompanying the Funds' Annual
Report to Shareholders, and accompanying Schedules of Investments for the year ended December 31, 1996, in the Funds' Statement of Additional Information in the
Registration Statement under the Securities Act of 1933 of
The Royce Fund on Form N-14. We further consent to the reference to our Firm under the heading "Experts" such Statement of Additional Information.


                                   COOPERS & LYBRAND


Boston, Massachusetts
March 17, 1997